Financial Services, Inc. Investor Presentation | January 2023

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 2 Forward-Looking Statements and Non-GAAP Financial Measures Statements contained in this investor presentation that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation. Explanation of Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this investor presentation contains or references, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 3 “We partner with individuals, businesses and communities to realize their dreams, protect their financial futures and improve their lives “ Mission Statement

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 4 Market Presence with Brand Recognition Seasoned Executive Leadership Deploying Technology to Enhance Client Experience Investment Summary Serving Stable Southwestern PA & Ohio River Valley markets Proven experience through all economic cycles Continuing to invest with a tech- forward and people-centric approach Investing for Growth Adding new talent, tech upgrades and investing in process improvement Rewarding Shareholders Stable quarterly dividend and active share repurchase program

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 5 Corporate Overview Headquartered in Southwestern, Pennsylvania Community Bank (the "Bank"), the wholly-owned subsidiary of CB Financial Services, Inc. operates ten offices providing a wide range of banking services in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania, and three offices in Marshall and Ohio Counties in West Virginia. In addition, the Bank provides personal and commercial insurance products through its Exchange Underwriters subsidiary which is based in the Bank's headquarters in Washington, PA. Financial Overview(1) Assets Loans Deposits $1.41 billion $1.05 billion $1.27 billion Founded in 1901 (1) Data is as of December 31, 2022

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 6 CBFV Share Price $21.57 Shares Outstanding 5.1M Public Float 4.6M Market Cap 109.8M Total Stockholders' Equity $110.2M Book Value per Common Share $21.60 Tangible Book Value per Common Share (1) $19.00 Price to Book Value 0.99x Price to Tangible Book Value (1) 1.13x P/E LTM (LTM EPS of $2.18) 9.89x P/E LTM (LTM Adjusted EPS of $2.14) (1) 10.08x ◦ All daily trading information/multiples as of January 23, 2023 ◦ All other financial information as of December 31, 2022 (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. Share / Trading Information

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 7 Commercial Banking Retail Banking Mortgage Banking Insurance Brokerage ▪ Well-positioned to serve the needs of small and medium-sized businesses across our footprint ▪ Growing presence within the Pittsburgh MSA ▪ Strong asset quality ▪ Branch optimization completed in 2021 ▪ Currently operating in Southwestern PA and Ohio River Valley ▪ Ongoing investment in technology and physical infrastructure ▪ Active mortgage origination platform with dedicated mortgage originators ▪ Low volatility housing market ▪ Expanding mortgage banking platform into legacy markets ▪ Provides relatively uncorrelated source of revenues ▪ Complementary to commercial and retail banking business Diversified Business

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 8 2023 Macro Outlook Item Comment Deposits Market pricing began to rise during Q4 and we expect that will continue; Corporate wide initiatives to increase deposits in place Loans Strong focus area with new talent in place, continuing to push for growth in the face of headwinds stemming from moderating economic conditions Net Interest Margin Compression is possible as deposit costs increase, focus on attracting Core non/low interest bearing to mitigate compression Non-interest expense Upward bias as we attract top talent, continued investments in technology to generate efficiencies Expectations are that the Federal Reserve will raise rates further during 2023, leading to continued moderation of economic conditions with a resulting mixed impact on CB

Attractive Operating Market

Pittsburgh Metropolitan Area

Large, Diverse Market

- 2.4 million people, including surrounding counties, with a median household income at $50,536[1]
- Large market for energy, healthcare, technology, and manufacturing companies

Large Employers in Operating Area

- Fortune 500 companies headquartered in Pittsburgh include: Kraft Heinz, PPG Industries, U.S. Steel, Alcoa, Dick's Sporting Goods, and WESCO International[2]
- The largest employers within the operating area include:

CONSOL ENERGY | UPMC LIFE CHANGING MEDICINE | EQT | ANSYS | CROWN CASTLE | WESCO | VIATRIS | FedEx | 84 LUMBER

Education

- Carnegie Mellon University and the University of Pittsburgh bring tech jobs and innovation to the area, both through direct university activities and by providing a steady stream of graduates for employment elsewhere in the community
- UPMC is investing $2 billion in three new specialty hospitals in Pittsburgh and is constructing a new hospital facility in Washington County, PA

Opening of Southern Beltway

- Pittsburgh's first major highway in decades
- 110,000 drivers connected between Washington County and Pittsburgh International Airport

1. https://www.statista.com/statistics/815309/pittsburgh-metro-area-population/#:~:text=In%202021%2C%20the%20population%20of,was%20about%202.37%20million%20people.
2. http://fortune.com/fortune500/

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 9

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 10 Revenue Generating Initiatives 2023 Goals p Continue investment in technology / applications to support the customer experience p Fine-tune build out of Commercial Banking team; begin implementation of new Loan Origination System to streamline processes p Rollout new consumer loan products including FHA mortgage products, securities based lending program and an advanced suite of treasury management products We executed well against our revenue-oriented goals in 2022 and expect to continue that success through 2023 2022 Goals p Add seasoned commercial and retail sales leaders tasked with driving growth p Developed and implemented a Business Banking Division to support loan and deposit production based on extreme responsiveness and streamlined processing p Completed major technology related projects including a full Core migration and new Teller system, creating efficiencies and positioning for growth

Executive Leadership Team



John Montgomery

President & CEO since August 2020

Previously Chief Credit Officer at First Bank, a privately held $6 Billion bank

Over 30 years of experience



Ralph Burchianti

Senior Executive Vice President & Chief Credit Officer, Director since 2018

Nearly 35 years of experience with CBFV

Responsibilities include oversight of credit and underwriting policies



Jamie Prah

Executive Vice President & Chief Financial Officer. 20+ years of banking experience with over 10 years in CEO/CFO role.Responsible for financial oversight, SEC/Regulatory reporting.



Jennifer George

Senior Executive Vice President & Chief Operations Officer. Appointed SEVP in October 2021, EVP – COO in May 2019, joined CBFV in October 2014



Alan Bicker

Executive Vice President, Chief Consumer Banking Officer since March 2022

Responsibilities include all retail bank operations and related support systems



Bruce Sharp

Executive Vice President, Chief Commercial Banking Officer since February 2022. Responsibilities include all commercial sales, customer service, process, and product initiatives



Ben Brown

Executive Vice President, Director of Client Experience & Innovation Since April 2022. Responsibilities include overseeing operations tied to client experience and employee engagement functions

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 11

Strong Q4 and FY Performance

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 13 Q4 2022 – Highlights of the Quarter Improvement in Multiple Key Metrics(1) • Net Interest Margin (NIM) of 3.45%, up 16 basis points from the third quarter • Q4 2022 adjusted Efficiency Ratio (non-GAAP) of 60.7%, compared with 69.7% in Q4 2021. • Pre-tax, pre-provision (PTPP) net income (excluding PPP and one-time items) of $5.1M in Q4 2022 was up 48.5% compared with $3.4M during Q4 2021 Loan growth and Capital redeployment to shareholders continues • Loans, excluding Payroll Protection Program (PPP) loans, grew $7.6 million (2.9% annualized) from September 30, 2022 • Tier 1 capital remains strong at 12.3%, compared with 12.0% at September 30, 2022 • Repurchased 4,620 shares at an average cost of $21.88 per share, with $8.6 million of remaining availability (1) Numbers and comparisons may be on an adjusted basis. See appendix for discussion and reconciliation of non-GAAP financial measures. Numbers and percent changes may not add/equate precisely due to rounding. Financial Performance Balance Sheet Strength Strong quarterly performance, driven by operating leverage and strategic initiatives driving financial results

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 14 FY 2022 – Highlights of the Year • Continue to drive smart growth in retail and commercial channels • Drive margin expansion through top-line growth coupled with reduced non-interest expense levels • Expand the implementation and usage of technology across the customer experience • Deliver improved profitability and return metrics • Loans, excluding Payroll Protection Program (PPP) loans, grew $29.1 million from December 31, 2021 • Efficiency ratio for the year of 66.14% compared with 75.95% in FY 2021 • Completed Core migration, new teller system and implementation of new fraud products, providing enhanced benefits to the customer experience • FY ROAE of 9.56% compared with 8.66% in 2021 / ROAA of 0.80% compared with 0.79% in 2021 (1) Numbers and comparisons may be on an adjusted basis. See appendix for discussion and reconciliation of non-GAAP financial measures. Numbers and percent changes may not add/equate precisely due to rounding. Goals Entering the Year(1) How We Did Solid execution and organic growth strategies, underpinned by durable expense reduction, resulted in bottom-line growth

Financial Update – Q4 2022

($000s except per share)	2019 FY 12/31/19	2020 FY 12/31/20	2021 FY 12/31/21	2022 FY 12/31/22	Q4 2021 12/31/21	Q4 2022 12/31/22
Balance Sheet						
Total Assets	$1,321,537	$1,416,720	$1,425,479	$1,408,938	$1,425,479	**$1,408,938**
Total Loans	952,496	1,044,753	1,020,796	1,049,873	1,020,796	**1,049,873**
Total Deposits	1,118,359	1,224,569	1,226,613	1,268,503	1,226,613	**1,268,503**
Tangible Common Equity(2)	112,145	116,399	118,097	96,910	118,097	**96,910**
Loans/ Deposits	85.2 %	85.3 %	83.2 %	82.8 %	83.2 %	**82.8 %**
Capital Ratios (%)						
Tier 1 Leverage	7.85 %	7.81 %	7.76 %	8.66 %	7.76 %	**8.66 %**
Tangible. Common Equity / Tangible Assets(2)	8.74	8.32	8.37	6.94	8.37	**6.94**
Tier 1 Ratio(3)	11.40	11.80	11.95	12.33	11.95	**12.33**
Total Capital Ratio(3)	12.50	13.00	13.18	13.58	13.18	**13.58**
Asset Quality (%)(1)						
NPAs/ Assets	0.42 %	1.04 %	0.51 %	0.41 %	0.51 %	**0.41 %**
NCOs/ Avg Loans	0.05	0.11	0.01	0.25	0.03	**0.01**
Reserves/ Nonaccrual Loans	340	117	233	321	233	**321**
Profitability						
Net Income (Loss)	$ 14,327	$ (10,640)	$ 11,570	$ 11,247	$ 6,965	**$ 4,152**
ROAA	1.09 %	(0.77)%	0.79 %	0.80 %	1.87 %	**1.16 %**
PTPP ROAA(2)	1.28	1.05	1.32	1.27	2.41	**1.47**
ROAE	9.89	(7.18)	8.66	9.56	20.95	**15.26**
ROATCE(2)	15.09	8.86	12.54	12.60	25.22	**19.32**
Net Interest Margin (FTE)(2)	3.64	3.32	2.94	3.25	2.96	**3.46**
Adjusted Efficiency Ratio(2)	63.83	68.14	74.25	63.36	69.73	**60.74**
Diluted EPS	$ 2.63	$ (1.97)	$ 2.15	$ 2.18	$ 1.31	**$ 0.81**
TBV Per Share(2)	20.52	21.42	22.45	19.00	22.45	**19.00**

(1) NPLs include nonaccrual loans, 90+ days past due loans and TDRs. NPAs include NPLs and OREO.
(2) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations.
(3) Regulatory capital ratios are bank-level.

- Diluted EPS (GAAP) for Q4 2022 was $0.81, compared to $1.31 in the prior year period
- NIM (FTE) (Non-GAAP) increased 50 bps year-over-year to 3.46% compared with Q4 2021 of 2.96% on declining asset yields slightly offset by lower interest-bearing deposit costs
- Total loans (including PPP loans) were $1.05 billion, an increase of $29.1 million compared to prior year end
- Total loans (excluding PPP loans) were $1.05 billion, a increase of $53.5 million compared to the prior year end
- Total deposits were $1.27 billion, an increase of $41.9 million compared to the prior year end
- Regulatory capital levels remain well capitalized
- Q4 2021 includes non-recurring $5.2 million of income from the sale of two branches as part of optimization initiative

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 15

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 16 Period ended balances excluding PPP loans were $1.05 billion at December 31, 2022 compared to $996.3 million at December 31, 2021, an increase of 5.4%. in m ill io ns Quarter End Loan Balances $996 $1,012 $1,024 $1,042 $1,050 Total Loans excluding PPP(1) Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $700 $750 $800 $850 $900 $950 $1,000 $1,050 $1,100 Quarterly Loan Growth excluding PPP loans (1) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 17 After completion of the branch optimization in June 2021, there has been continuous growth in core earnings from $3.3 million in the three months ended September 30, 2021 to $5.1 million in the three months ended December 31, 2022, an increase of 55.4%. in th ou sa nd s $3,297 $3,449 $3,460 $3,927 $4,417 $5,123 Core Earnings Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 1. Core earnings based on adjustments made in Non-GAAP Financial Measures: Core Earnings table in Appendix. Core Earnings GAAP equivalent is pre-tax income(loss) for the following quarters starting with Q3 2021 as noted, $3.3 million, $3.4 million, $3.5 million, $3.9 million, $4.4 million, $5.2 million Core Earnings(1) Growth

Driving Margins by Controlling Costs

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 19 ▪ Total Interest and Dividend Income, plus Insurance Commissions, continue to grow ▪ Completion of optimization initiative in 2021 is resulting in improved efficiency ▪ Investing in retail deposit and commercial loan growth through our recent strategic hires Improving Returns on Our Human Capital Revenue per Full-time Employee $208,853 $183,024 $245,865 $272,570 FY 2019 FY 2020 FY 2021 FY 2022 $120,000 $140,000 $160,000 $180,000 $200,000 $220,000 $240,000 $260,000 $280,000 Revenue Metrics Benefiting from Optimization Efforts

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 20 ◦ Reduced overall branch locations from 22 to 13 during 2021 - 2022 ◦ Solidified the reduction of non-interest expense, including salaries ◦ Deposits per branch continuing to trend well above pre-optimization levels ◦ Focus on driving revenue initiatives while continuing to scrub for additional optimization opportunities Branch Optimization Efforts Yielding Results $ in thousands $58,385 $79,757 $80,488 $87,615 $89,308 $86,799 $91,131 $97,577 Total Deposits Deposits Per Branch 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 $1,000,000 $1,050,000 $1,100,000 $1,150,000 $1,200,000 $1,250,000 $1,300,000 $1,350,000 $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 Increasing Efficiency In Our Branch Networks $ in th ou sa nd s

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 21 * Peers include public and private Pennsylvania banks with total assets of $1 billion to $5 billion as of 6/30/22. Source: S&P Global Market Intelligence; Financial data as of 9/30/22. CB Has Maintained a Lower Average Cost of Deposits Versus Peers* Through the Most Recent Cycle CB Peers Avg Fed Funds Rate 2018 2019 2020 2021 Q1 2022 Q2 2022 Q3 2022 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% Favorable Cost of Deposits

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 22 * Peers include public and private Pennsylvania banks with total assets of $1 billion to $5 billion as of 9/30/22 as Q4 2022 data is unavailable Source: S&P Global Market Intelligence; Financial data as of 9/30/22. CB Has Maintained a Higher Non-Interest Bearing Deposit Compared to Peers Average* Through the Most Recent Cycle Non-Interest Bearing Deposit Market Advantage CB Peers 2018 2019 2020 2021 Q3 2022 10% 15% 20% 25% 30% 35%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 23 Total income is increasing while total expenses remain flat over the prior 5 quarters, producing positive operating leverage. in th ou sa nd s Core Income (1) Core Expense (1) Income Trendline Expense Trendline Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $— $2,500 $5,000 $7,500 $10,000 $12,500 $15,000 $17,500 1. Core income/expense based on adjustments made in Non-GAAP Financial Measures: Core Earnings table in Appendix Operating Leverage Benefiting From Optimization

Credit Insights

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 25 Home Prices and Unemployment in the Pittsburgh MSA Compared Favorably with Pennsylvania and National Average Attractive Operating Markets ~ Less Recessionary Impact During Last Recession

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 26 Credit Breakdown by Industry Industry Breakdown Total Outstanding Balance ($000)   % of Total Loans Retail Space $ 121,046 $ 1,049,873,000 11.5 % Multifamily 77,374 7.4 Office Space 60,286 5.7 Senior Housing 16,427 1.6 Hotels 17,128 1.6 Oil and Gas 13,196 1.3 Restaurants 3,247 0.3  Total Industries $ 308,704   29.4% ▪ No loans are in deferral as of 12/31/2022 ▪ Exposure includes categories of CRE, Construction CRE, and C&I loans Source: Company information as of 12/31/2022 Retail 39.2% Multifamily 25.1% Office Space 19.5% Senior Housing 5.3% Hotels 5.5% Oil and Gas 4.3% Restaurants 1.1% Diversified Commercial Book Reduces Recession Sensitivity

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 27 Borrower Credit Score Bands Borrower Credit Score Bands Total Outstanding Balance ($000) % of Indirect Loans   % of Total Loans > 800 $ 61,771 45.4% 5.9% 740-799 49,354 36.3 82% 4.7 700-739 16,192 11.9 1.5 661-699 7,200 5.3 0.7 640-660 604 0.4 0.1 < 640 943 0.7 $ 1,049,873,000.00 .1  Total $ 136,064 100.0%   13.0 % Key Takeaways: • Indirect Auto represents 13.0% of our total loan portfolio • Within Indirect Auto, 45.4% of loans are to borrowers with FICO scores of 800 or better at the time of underwriting • 81.7% of loans are to borrowers with FICO scores of 740 or better at the time of underwriting Source: Company information as of 12/31/2022 < 640 0.7% 640-660 0.4% 661-699 5.3% 700-739 11.9%740-799 36.3% > 800 45.4% Indirect Auto Lending Supported by Prime Borrower Relationships

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 28 Borrower Loan to Value Bands Borrower Loan to Value Bands Total Outstanding Balance ($000) % of Residential Loans   % of Total Loans < 50% $ 95,514 28.9% $ 1,049,873,000 9.1% 50% - 59% 39,622 12.0 $ 1 3.8 60% - 69% 56,852 17.2 5.4 70% - 79% 89,086 26.9 8.5 80% - 89% 27,148 8.2 2.6 90% - 99% 21,162 6.4 2.0 > 100% 1,339 0.4 0.1  Total Borrower Loan to Value Bands $ 330,725 100.0%   31.5 % Key Takeaways: • Residential loans represent 31.5% of our total loan portfolio • Within our residential book, 28.9% of loans carried an LTV of less than 50% at the time of underwriting • 58.1% of loans carried an LTV of 69% or lower at the time of underwriting Source: Company information as of 12/31/2022 < 50% 28.9% 50% - 59% 12.0% 60% - 69% 17.2% 70% - 79% 26.9% 80% - 89% 8.2% 90% - 99% 6.4% > 100% 0.4% Residential Real Estate Segment Characterized by Conservative Loan to Value (LTVs)

Returning Capital to Shareholders

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 30 CB Financial has paid a regular quarterly dividend of $0.24 per share since Q1 2019, with an increase of 4.2% to $0.25 as of the current quarter Completed $7.5 million repurchase program in February 2022 308,996 Total Shares Average Cost $24.27 per share Authorized new $10 million repurchase program in April 2022 62,178 Shares purchased as of December 31, 2022 Average Cost $22.47 per share Strong Capital Position Allows us to Maintain Shareholder-friendly Initiatives Despite an Economic Uncertainty Shareholder Friendly Programs

Key Financial Metrics

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 32 ◦ Continuing to focus on credit underwriting standards ◦ Providing personalized customer engagement that leads to repeat and referral business ◦ Focusing on growth in core deposits ◦ Branch optimization ($ in m ill io ns ) Total Assets $1,321.5 $1,416.7 $1,425.5 $1,408.9 12/31/19 12/31/20 12/31/21 12/31/22 $600 $800 $1,000 $1,200 $1,400 $1,600 Operating Initiatives Have Led to a High-Quality Balance Sheet

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 33 Expertise in Commercial Real Estate Commercial & Industrial 6.7% Real Estate- Construction 4.3% Real Estate- Commercial 41.6% Real Estate- Residential 31.5% Consumer 14.0% Other 1.9% (as of December 31, 2022) ($ in m ill io ns ) Total Loans $952.8 $1,044.8 $1,020.8 $1,049.9 12/31/19 12/31/20 12/31/21 12/31/22 $500.0 $600.0 $700.0 $800.0 $900.0 $1,000.0 $1,100.0 Loan Growth Trend and CRE Loan Composition

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 34 Owner Occupied CRE Loans by Industry – $103.3M Non-Owner Occupied CRE Loans by Industry – $333.5M Source: Company information as of 9/30/2022 Retail Space 33.1% Other Non-Farm/Non- Residential 16.9% Warehouse Space 14.9% Office Space 12.3% Medical Facilities 6.3% Vacant Land 3.9% Manufacturing 3.8% Senior Housing 3.4% Churches 3.3% Restaurants 2.1% Retail Space 26.2% Multifamily 23.1% Warehouse Space 14.8% Office Space 11.1% Manufacturing 8.9% Hotels 5.1% Medical Facilities 3.7% Senior Housing 2.7% Other Non-Farm/ Non-Residential 2.6% Oil and Gas 1.6%Other 0.2% CRE Portfolio by Industry

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 35 C&I Loans by Industry – $69.9M Source: Company information as of 12/31/2022 Manufacturing 16.2% Educational Services 10.1% Oil and Gas 10.0% Arts, Entertainment and Recreation 8.9% Real Estate Rental and Leasing 8.5% Professional, Scientific, and Technical Services 7.4% Senior Housing 5.9% Retail Trade 4.8% Wholesale Trade 4.5% Administrative and Support and Waste Management and Remediation Services 3.7% Finance and Insurance 3.7% Information 3.7% Health Care and Social Assistance 3.6% Transportation and Warehousing 2.8% Construction 2.3% Other Services 1.9% Utilities 1.8% Other C&I Industries 0.2% C&I Portfolio by Industry

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 36 (as of December 31, 2022) ($ in m ill io ns ) Total Deposits $1,118.4 $1,224.6 $1,226.6 $1,268.5 12/31/19 12/31/20 12/31/21 12/31/22 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 Deposit Composition Non-Interest Bearing Demand Deposits 30.8% Interest Bearing Demand Deposits 24.6% Money Market Accounts 16.5% Savings Accounts 19.5% Time Deposits 8.6% Source: Company information as of 9/30/2022 Total Deposits and Deposit Composition

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 37 NCOs (Recoveries)/Average LoansNon-Current Loans/Total Loans Allowance for Loan Losses to Total Loans NPAs/Total Assets 0.49% 0.52% 0.38% 0.39% 0.38% 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 0.03% (0.01)% 1.01% (0.01)% 0.01% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.13% 1.14% 1.25% 1.23% 1.22% 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 1.10% 1.15% 1.20% 1.25% 1.30% 0.51% 0.51% 0.42% 0.41% 0.41% 12/31/21 03/31/22 06/30/22 09/30/22 12/31/22 0.40% 0.45% 0.50% 0.55% Asset Quality Trends

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 38 • Noninterest income sources comprised approximately 14.6% of total operating revenue during Q4 2022; provides stable revenue stream • Q4 2021 Noninterest income included $5.2 million from the sale of branches as part of optimization initiative $ in M ill io ns Total Revenue - Five Quarter Trend ($M) $10.2 $9.9 $10.2 $11.0 $11.9 $8.7 $2.6 $2.1 $2.7 $2.4 Net Interest Income Noninterest Income Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $0.0 $4.0 $8.0 $12.0 $16.0 $20.0 Insurance Commissions $1,399 59.3% Other Income $431 18.3% Service Fees $530 22.4% Revenue Diversification Q4 2022 - Noninterest Income Mix (000's)

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 39 (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. Net Income $ in 000's $6,965 $3,047 $118 $3,929 $4,152 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $0 $2,000 $4,000 $6,000 $8,000 Adjusted Net Income (1) $ in 000's $2,843 $3,059 $275 $3,619 $4,086 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $0 $2,000 $4,000 $6,000 $8,000 Net Income and Adjusted Net Income(1) – Last 5 Quarters

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 40 (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. EPS - Diluted 1.31 0.58 0.02 0.77 0.81 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 (0.25) 0.00 0.25 0.50 0.75 1.00 1.25 1.50 Adjusted EPS - Diluted 0.53 0.59 0.05 0.71 0.80 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 (0.25) 0.00 0.25 0.50 0.75 1.00 1.25 1.50 (1) EPS - Diluted and Adjusted EPS - Diluted(1) – Last 5 Quarters

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 41 (1) Net Interest Margin (GAAP) was 2.95%, 3.08%, 3.12%, 3.29%, and 3.45%, respectively, for the same time periods. 3.17% 3.32% 3.37% 3.68% 4.04% 2.96% 3.10% 3.13% 3.30% 3.46% 0.31% 0.33% 0.36% 0.57% 0.86% Yield on Earning Assets Net Interest Margin (FTE) Cost of Funds Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Net Interest Margin (FTE)(1)

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 42 (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. Efficiency Ratio (GAAP) was 52.71%, 69.21%, 68.55%, 64.18%, and 63.25%, respectively, for the same time periods. 69.73% 65.88% 64.18% 63.02% 60.74% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 60.00% 65.00% 70.00% 75.00% Adjusted Efficiency Ratio(1)

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 43 Adjusted Return on Average Assets – ROAA(1) Adjusted Return on Average Equity – ROAE(1) (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. ROAA (GAAP) was 1.87%, 0.87%, 0.03%, 1.12% and 1.16%, respectively, for the same time periods. ROAE (GAAP) was 20.95%, 9.50%, 0.40%, 13.60%, and 15.26%, respectively, for the same time periods. 0.76% 0.87% 0.08% 1.03% 1.15% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% 1.10% 1.20% 1.30% 8.55% 9.54% 0.93% 12.53% 15.01% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00%

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 44 11.79% 11.79% 13.04% 7.81% 11.95% 11.95% 13.18% 7.76% 12.33% 12.33% 13.58% 8.66% December 31, 2020 December 31, 2021 December 31, 2022 Common Equity Tier 1 Capital (to Risk Weighted Assets) Tier 1 Capital (to Risk Weighted Assets) Total Capital (to Risk Weighted Assets) Tier 1 Leverage (to Adjusted Total Assets) 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% Strong Capital Ratios (Community Bank)

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 45 ◦ Intense focus on sales and service culture which builds full relationships with our customers ◦ Utilize technology investments to enhance speed of process while improving customer experience ◦ Enhance profitability and efficiency potential while continuing to invest for future growth ◦ Continue our track record of opportunistic growth in the robust Pittsburgh Metropolitan and across our footprint ◦ Maintain and expand our low-cost deposit base which enables the bank to deliver attractive net interest margins ◦ Leverage our credit culture and strong loan underwriting as a foundation to uphold our asset quality metrics Be the Community Bank of choice across our footprint for residents and small and medium-sized businesses Concluding Thoughts

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 46 Company Contact John H. Montgomery President and Chief Executive Officer Phone: (724) 225-2400 Investor Relations Jeremy Hellman, CFA Phone: (212) 836-9626 Email: jhellman@equityny.com NASDAQ Global Market: CBFV 100 N. Market Street Carmichaels, PA 15320 Phone: (724) 966-5041 Fax: (724) 966-7867 Contact Information

Appendix

Selected Consolidated Financial Information

(Dollars in thousands) (Unaudited)

Selected Financial Condition Data	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
ASSETS					
Cash and Due From Banks	$ 103,700	$ 122,801	$ 81,121	$ 123,588	$ 119,674
Securities	190,058	193,846	213,505	231,097	224,974
Loans Held for Sale	—	—	—	—	—
Loans					
Real Estate:					
Residential	330,725	328,248	325,138	317,254	320,798
Commercial	436,805	432,516	426,105	427,227	392,124
Construction	44,923	49,502	41,277	54,227	85,028
Commercial and Industrial					
PPP	126	768	3,853	8,242	24,523
Other Commercial and Industrial	69,918	61,428	62,054	59,601	64,487
Consumer	146,927	150,615	148,921	143,422	122,152
Other	20,449	19,865	20,621	10,669	11,684
Total Loans	1,049,873	1,042,942	1,027,969	1,020,642	1,020,796
Allowance for Loan Losses	(12,819)	(12,854)	(12,833)	(11,595)	(11,582)
Loans, Net	1,037,054	1,030,088	1,015,136	1,009,047	1,009,214
Premises and Equipment Held for Sale	—	—	—	—	—
Premises and Equipment, Net	17,844	18,064	18,196	18,349	18,399
Bank-Owned Life Insurance	25,893	25,750	25,610	25,468	25,332
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	3,513	3,959	4,404	4,850	5,295
Accrued Interest and Other Assets	21,144	21,680	18,757	16,539	12,859
Total Assets	$ 1,408,938	$ 1,425,920	$ 1,386,461	$ 1,438,670	$ 1,425,479
LIABILITIES					
Deposits Held for Sale	$ —	$ —	$ —	$ —	$ —
Deposits					
Non-Interest Bearing Demand Deposits	390,405	407,107	389,127	400,105	385,775
Interest Bearing Demand Accounts	311,825	298,755	265,347	280,455	272,518
Money Market Accounts	209,125	198,715	185,308	192,929	192,125
Savings Accounts	248,022	250,378	250,226	247,589	239,482
Time Deposits	109,126	120,879	125,182	129,235	136,713
Total Deposits	1,268,503	1,275,834	1,215,190	1,250,313	1,226,613
Short-Term Borrowings	8,060	18,108	32,178	39,219	39,266
Other Borrowings	14,638	17,627	17,618	17,607	17,601
Accrued Interest and Other Liabilities	7,582	7,645	7,703	9,375	8,875
Total Liabilities	1,298,783	1,319,214	1,272,689	1,316,514	1,292,355
STOCKHOLDERS' EQUITY	$ 110,155	$ 106,706	$ 113,772	$ 122,156	$ 133,124
Total Liabilities and Stockholders' Equity	$ 1,408,938	$ 1,425,920	$ 1,386,461	$ 1,438,670	$ 1,425,479

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 48

Quarterly Income Statements

(Dollars in thousands) (Unaudited)

Selected Operating Data	Three Months Ended 12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	Year Ended 12/31/22	12/31/21
Interest and Dividend Income							
Loans, Including Fees	$ 11,835	$ 10,815	$ 9,733	$ 9,551	$ 9,904	$ 41,933	$ 39,704
Securities:							
Taxable	974	985	988	905	866	3,852	2,990
Tax-Exempt	40	49	57	66	66	213	289
Dividends	28	21	20	22	21	91	84
Other Interest and Dividend Income	978	417	160	72	106	1,627	490
Total Interest and Dividend Income	13,855	12,287	10,958	10,616	10,963	47,716	43,557
Interest Expense							
Deposits	1,811	1,079	604	530	636	4,025	3,125
Short-Term Borrowings	7	19	18	19	26	63	98
Other Borrowings	171	174	173	174	70	693	182
Total Interest Expense	1,989	1,272	795	723	732	4,781	3,405
Net Interest and Dividend Income	11,866	11,015	10,163	9,893	10,231	42,935	40,152
Provision (Recovery) for Loan Losses	—	—	3,784	—	75	3,784	(1,125)
Net Interest and Dividend Income After Provision (Recovery) for Loan Losses	11,866	11,015	6,379	9,893	10,156	39,151	41,277
Noninterest Income:							
Service Fees	530	544	559	526	569	2,160	2,331
Insurance Commissions	1,399	1,368	1,369	1,798	1,618	5,934	5,616
Other Commissions	157	244	179	89	90	669	521
Net Gain on Sales of Loans	—	—	—	—	977	—	1,143
Net Gain (Loss) on Securities	83	(46)	(199)	(7)	44	(168)	526
Net Gain on Purchased Tax Credits	14	14	14	14	17	57	70
Gain on Sale of Branches	—	—	—	—	5,203	—	5,203
Net Gain (Loss) on Disposal of Fixed Assets	—	439	—	(8)	—	431	(3)
Income from Bank-Owned Life Insurance	143	140	142	136	142	561	553
Other Income	34	36	41	65	29	176	320
Total Noninterest Income	2,360	2,739	2,105	2,613	8,689	9,820	16,280
Noninterest Expense:							
Salaries and Employee Benefits	4,625	4,739	4,539	4,565	5,181	18,469	19,938
Occupancy	817	768	776	686	619	3,047	2,968
Equipment	178	170	182	210	252	739	1,034
Data Processing	681	540	446	485	488	2,152	2,154
FDIC Assessment	154	147	128	209	222	638	1,014
PA Shares Tax	258	240	240	240	173	979	887
Contracted Services	405	288	348	587	1,133	1,628	4,011
Legal and Professional Fees	362	334	389	152	206	1,237	994
Advertising	165	131	115	116	191	527	749
Other Real Estate Owned (Income)	(38)	(38)	(37)	(38)	(30)	(151)	(183)
Amortization of Intangible Assets	446	445	446	445	445	1,782	1,926
Intangible Assets and Goodwill Impairment	—	—	—	—	—	—	1,178
Writedown of Fixed Assets	—	—	—	—	23	—	2,293
Other	945	1,063	838	999	1,069	3,844	3,899
Total Noninterest Expense	8,998	8,827	8,410	8,656	9,972	34,891	42,862
Income Before Income Tax (Benefit) Expense	5,228	4,927	74	3,850	8,873	14,080	14,695
Income Tax (Benefit) Expense	1,076	998	(44)	803	1,908	2,833	3,125
Net Income	$ 4,152	$ 3,929	$ 118	$ 3,047	$ 6,965	$ 11,247	$ 11,570

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 49

Per Common Share Data

Per Common Share Data	Three Months Ended 12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	Year Ended 12/31/22	12/31/21
Dividends Per Common Share	$ 0.24	$ 0.24	$ 0.24	$ 0.24	$ 0.24	$ 0.96	$ 0.96
Earnings Per Common Share - Basic	0.81	0.77	0.02	0.59	1.32	2.19	2.15
Earnings Per Common Share - Diluted	0.81	0.77	0.02	0.58	1.31	2.18	2.15
Adjusted Earnings Per Common Share - Diluted (Non-GAAP) (1)	0.80	0.71	0.05	0.59	0.53	2.15	1.95
Weighted Average Common Shares Outstanding - Basic	5,095,237	5,106,861	5,147,846	5,198,194	5,291,795	5,136,670	5,382,441
Weighted Average Common Shares Outstanding - Diluted	5,104,254	5,118,627	5,156,975	5,220,887	5,314,537	5,149,312	5,392,729

	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Common Shares Outstanding	5,100,189	5,096,672	5,128,333	5,156,897	5,260,672
Book Value Per Common Share	$ 21.60	$ 20.94	$ 22.18	$ 23.69	$ 25.31
Tangible Book Value per Common Share (Non-GAAP) (2)	19.00	18.25	19.43	20.86	22.45
Stockholders' Equity to Assets	7.8%	7.5%	8.2%	8.5%	9.3%
Tangible Common Equity to Tangible Assets (Non-GAAP) (2)	6.9	6.6	7.3	7.6	8.4

(1) Non-GAAP Financial Measures: Adjusted Net Income, Adjusted EPS, Adjusted ROAA and Adjusted ROAE in the Appendix section.
(2) Non-GAAP Financial Measures: Tangible Common Equity, Tangible Book Value per Share and Tangible Common Equity to Tangible Assets in the Appendix section.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 50

Selected Financial Ratios / Asset Quality Ratios / Capital Ratios

Selected Financial Ratios [2]	Three Months Ended 12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	Year Ended 12/31/22	12/31/21
Return on Average Assets	1.16 %	1.12 %	0.03 %	0.87 %	1.87 %	0.80 %	0.79 %
Adjusted Return on Average Assets (Non-GAAP) [1]	1.15	1.03	0.08	0.87	0.76	0.78	0.72
Return on Average Equity	15.26	13.60	0.40	9.50	20.95	9.56	8.66
Adjusted Return on Average Equity (Non-GAAP) [1]	15.01	12.53	0.93	9.54	8.55	9.39	7.87
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	149.04	149.41	149.03	144.48	145.09	148.00	145.44
Average Equity to Average Assets	7.63	8.20	8.49	9.14	8.93	8.36	9.12
Net Interest Rate Spread	3.17	3.10	3.00	2.98	2.85	3.07	2.81
Net Interest Rate Spread (FTE) (Non-GAAP) [1]	3.18	3.11	3.01	2.99	2.86	3.08	2.82
Net Interest Margin	3.45	3.29	3.12	3.08	2.95	3.24	2.92
Net Interest Margin (FTE) (Non-GAAP) [1]	3.46	3.30	3.13	3.10	2.96	3.25	2.94
Net (Recoveries) Charge-offs to Average Loans	0.01	(0.01)	1.01	(0.01)	0.03	0.25	0.01
Efficiency Ratio	63.25	64.18	68.55	69.21	52.71	66.14	75.95
Adjusted Efficiency Ratio (Non-GAAP) [1]	60.74	63.02	64.18	65.88	69.73	63.36	74.25

Asset Quality Ratios	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Allowance for Loan Losses to Total Loans	1.22 %	1.23 %	1.25 %	1.14 %	1.13 %
Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP) [1]	1.22	1.23	1.25	1.15	1.16
Allowance for Loan Losses to Nonperforming Loans [3]	221.06	218.61	219.89	158.88	159.40
Allowance for Loan Losses to Noncurrent Loans [4]	320.64	318.96	329.47	218.28	233.37
Delinquent and Nonaccrual Loans to Total Loans [4] [5]	0.81	0.46	0.45	0.79	0.78
Nonperforming Loans to Total Loans [3]	0.55	0.56	0.57	0.72	0.71
Noncurrent Loans to Total Loans [4]	0.38	0.39	0.38	0.52	0.49
Nonperforming Assets to Total Assets [6]	0.41	0.41	0.42	0.51	0.51

Capital Ratios [7]	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Common Equity Tier 1 Capital (to Risk Weighted Assets)	12.33 %	12.02 %	11.83 %	11.99 %	11.95 %
Tier 1 Capital (to Risk Weighted Assets)	12.33	12.02	11.83	11.99	11.95
Total Capital (to Risk Weighted Assets)	13.58	13.27	13.08	13.20	13.18
Tier 1 Leverage (to Adjusted Total Assets)	8.66	8.51	8.33	8.19	7.76

(1) Refer to Explanation of Use of Non-GAAP Financial Measures in this presentation for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2) Interim period ratios are calculated on an annualized basis.
(3) Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(4) Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5) Delinquent loans consist of accruing loans that are 30 days or more past due.
(6) Nonperforming assets consist of nonperforming loans and other real estate owned.
(7) Capital ratios are for Community Bank only.

Certain items previously reported may have been reclassified to conform with the current reporting period's format.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 51

Average Balances and Yields

	Three Months Ended														
	December 31, 2022			September 30, 2022			June 30, 2022			March 31, 2022			December 31, 2021		
	Average Balance	Interest and Dividends	Yield / Cost [(1)]	Average Balance	Interest and Dividends	Yield / Cost [(1)]	Average Balance	Interest and Dividends	Yield / Cost [(1)]	Average Balance	Interest and Dividends	Yield / Cost [(1)]	Average Balance	Interest and Dividends	Yield / Cost [(1)]
(Dollars in thousands) (Unaudited)															
Assets:															
Interest-Earning Assets:															
Loans, Net [(2)]	$ 1,034,714	$ 11,853	4.54 %	$ 1,024,363	$ 10,833	4.20 %	$ 1,007,874	$ 9,751	3.88 %	$ 1,009,210	$ 9,573	3.85 %	$ 1,004,827	$ 9,927	3.92 %
Debt Securities															
Taxable	216,915	974	1.80	222,110	985	1.77	228,315	988	1.73	215,906	905	1.68	205,328	866	1.69
Exempt From Federal Tax	6,277	51	3.25	7,998	62	3.10	9,109	73	3.21	10,195	84	3.30	10,477	84	3.21
Equity Securities	2,693	28	4.16	2,693	21	3.12	2,693	20	2.97	2,693	22	3.27	2,693	21	3.12
Interest Bearing Deposits at Other Banks	99,108	939	3.79	67,870	378	2.23	56,379	122	0.87	59,296	33	0.22	150,102	61	0.16
Other Interest-Earning Assets	2,875	39	5.38	2,784	39	5.56	3,235	38	4.71	3,483	39	4.54	3,475	45	5.14
Total Interest-Earning Assets	1,362,582	13,884	4.04	1,327,818	12,318	3.68	1,307,605	10,992	3.37	1,300,783	10,656	3.32	1,376,902	11,004	3.17
Noninterest-Earning Assets	51,718			68,796			84,323			122,288			100,607		
Total Assets	$ 1,414,300			$ 1,396,614			$ 1,391,928			$ 1,423,071			$ 1,477,509		
Liabilities and Stockholders' Equity															
Interest-Bearing Liabilities:															
Interest-Bearing Demand Deposits [(3)]	$ 315,352	810	1.02 %	$ 278,412	393	0.56 %	$ 260,655	111	0.17 %	$ 276,603	48	0.07 %	$ 278,546	51	0.07 %
Savings [(3)]	249,948	29	0.05	251,148	20	0.03	248,356	20	0.03	243,786	19	0.03	252,387	20	0.03
Money Market [(3)]	206,192	604	1.16	189,371	269	0.56	188,804	61	0.13	192,425	41	0.09	209,572	57	0.11
Time Deposits [(3)]	116,172	368	1.26	123,438	397	1.28	127,832	412	1.29	132,015	422	1.30	154,342	508	1.31
Total Interest-Bearing Deposits [(3)]	887,664	1,811	0.81	842,369	1,079	0.51	825,647	604	0.29	844,829	530	0.25	894,847	636	0.28
Short-Term Borrowings															
Securities Sold Under Agreements to Repurchase	8,985	7	0.31	28,738	19	0.26	34,135	18	0.21	37,884	19	0.20	44,709	26	0.23
Other Borrowings	17,598	171	3.86	17,621	174	3.92	17,611	173	3.94	17,604	174	4.01	9,474	70	2.93
Total Interest-Bearing Liabilities	914,247	1,989	0.86	888,728	1,272	0.57	877,393	795	0.36	900,317	723	0.33	949,030	732	0.31
Noninterest-Bearing Demand Deposits	391,300			390,658			391,975			384,188			388,787		
Accrued Interest Payable and Other Liabilities	788			2,636			4,415			8,554			7,800		
Total Liabilities	1,306,335			1,282,022			1,273,783			1,293,059			1,345,617		
Stockholders' Equity	107,965			114,592			118,145			130,012			131,892		
Total Liabilities and Stockholders' Equity	$ 1,414,300			$ 1,396,614			$ 1,391,928			$ 1,423,071			$ 1,477,509		
Net Interest Income (FTE) (Non-GAAP) [(4)]		11,895			11,046			10,197			9,933			10,272	
Net Interest-Earning Assets [(5)]	448,335			439,090			430,212			400,466			427,872		
Net Interest Rate Spread (FTE)(Non-GAAP) [(4)(6)]			3.18 %			3.11 %			3.01 %			2.99 %			2.86 %
Net Interest Margin (FTE) (Non-GAAP) [(4)(7)]			3.46			3.30			3.13			3.10			2.96
PPP Loans	216	22	40.41	2,424	123	20.13	5,546	144	10.41	14,673	445	12.30	29,067	391	5.34

(1) Annualized based on three months ended results.
(2) Net of allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable
(3) Includes Deposits Held for Sale that were sold in December 2021.
(4) Refer to Explanation and Use of Non-GAAP Financial Measures in this presentation for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 52

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 53 Three Months Ended Year Ended 12/31/22 9/30/22 6/30/22 3/31/22 12/31/21 12/31/22 12/31/21 12/31/20 12/31/19 (Dollars in thousands, except share and per share data) (Unaudited) Net Income (GAAP) $ 4,152 $ 3,929 $ 118 $ 3,047 $ 6,965 $ 11,247 $ 11,570 $ (10,640) $ 14,327 Adjustments (Gain) Loss on Securities (83) 46 199 7 (44) 168 (526) (233) (140) (Gain) on Sale of Branches — — — — (5,203) — (5,203) (Gain) Loss on Disposal of Fixed Assets — (439) — 8 — (431) 3 61 (2) Tax effect 17 83 (42) (3) 1,102 55 1,202 36 30 Non-Cash Charges: Intangible Asset and Goodwill Impairment — — — — — — 1,178 18,693 — Writedown on Fixed Assets — — — — 23 — 2,293 1,124 — Tax Effect — — — — — — (338) — Adjusted Net Income (Non-GAAP) $ 4,086 $ 3,619 $ 275 $ 3,059 $ 2,843 $ 11,039 $ 10,517 $ 8,703 $ 14,215 Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding 5,104,254 5,118,627 5,156,975 5,220,887 5,314,537 5,149,312 5,392,729 5,406,290 5,448,761 Earnings per Common Share - Diluted (GAAP) $ 0.81 $ 0.77 $ 0.02 $ 0.58 $ 1.31 $ 2.18 $ 2.15 $ (1.97) $ 2.63 Adjusted Earnings per Common Share - Diluted (Non- GAAP) $ 0.80 $ 0.71 $ 0.05 $ 0.59 $ 0.53 $ 2.14 $ 1.95 $ 1.61 $ 2.61 Net Income (GAAP) (Numerator) $ 4,152 $ 3,929 $ 118 $ 3,047 $ 6,965 $ 11,247 $ 11,570 $ (10,640) $ 14,327 Annualization Factor 3.97 3.97 4.01 4.06 3.97 1.00 1.00 1.00 1.00 Average Assets (Denominator) $ 1,414,300 $ 1,396,614 $ 1,391,928 $ 1,423,071 $ 1,477,509 1,406,428 1,464,454 1,378,074 1,311,425 Return on Average Assets (GAAP) 1.16% 1.12% 0.03% 0.87% 1.87% 0.80% 0.79% (0.77) % 1.09 % Adjusted Net Income (Non-GAAP) (Numerator) $ 4,086 $ 3,619 $ 275 $ 3,059 $ 2,843 $ 11,039 $ 10,517 $ 8,703 $ 14,215 Annualization Factor 3.97 3.97 4.01 4.06 3.97 1.00 1.00 1.00 1.00 Average Assets (Denominator) $ 1,414,300 $ 1,396,614 $ 1,391,928 $ 1,423,071 $ 1,477,509 1,406,428 1,464,454 1,378,074 1,311,425 Adjusted Return on Average Assets (Non-GAAP) 1.15% 1.03% 0.08% 0.87% 0.76% 0.78% 0.72% 0.63% 1.08 % Share Price $ 21.43 Divided by: Earnings per Common Share - Diluted (GAAP) (Last 12 Months) $ 2.18 Price to EPS (GAAP) 9.8x Share Price $ 21.76 Divided by: Adjusted Earnings per Common Share - Diluted (GAAP) (Last 12 Months) $ 2.14 Price to Adjusted EPS (Non-GAAP) 10.2x Non-GAAP Financial Measures: Adjusted Net Income, Adjusted EPS and Adjusted ROAA

Non-GAAP Financial Measures: Adjusted Net Income, Adjusted EPS and Adjusted ROAE

	Three Months Ended				
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
(Dollars in thousands) (Unaudited)					
Net Income (GAAP)	$ 4,152	$ 3,929	$ 118	$ 3,047	$ 6,965
Adjustments					
(Gain) Loss on Securities	(83)	46	199	7	(44)
(Gain) on Sale of Branches	—	—	—	—	(5,203)
(Gain) Loss on Disposal of Fixed Assets	—	(439)	—	8	—
Tax effect	17	83	(42)	(3)	1,102
Non-Cash Charges:					
Intangible Asset and Goodwill Impairment	—	—	—	—	—
Writedown on Fixed Assets	—	—	—	—	23
Tax Effect	—	—	—	—	—
Adjusted Net Income (Non-GAAP)	$ 4,086	$ 3,619	$ 275	$ 3,059	$ 2,843
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,104,254	5,118,627	5,156,975	5,220,887	5,314,537
Earnings per Common Share - Diluted (GAAP)	$ 0.81	$ 0.77	$ 0.02	$ 0.58	$ 1.31
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$ 0.80	$ 0.71	$ 0.05	$ 0.59	$ 0.53
Net Income (GAAP) (Numerator)	$ 4,152	3,929	118	3,047	6,965
Annualization Factor	3.97	3.97	4.01	4.06	3.97
Average Equity (Denominator) (GAAP)	$ 107,965	114,592	118,145	130,012	131,892
Return on Average Equity (GAAP)	15.26%	13.60 %	0.40 %	9.50 %	20.95 %
Adjusted Net Income (Non- GAAP) (Numerator)	$ 4,086	$ 3,619	$ 275	$ 3,059	$ 2,843
Annualization Factor	3.97	3.97	4.01	4.06	3.97
Average Equity (Denominator) (GAAP)	$ 107,965	114,592	118,145	130,012	131,892
Adjusted Return on Average Equity (Non-GAAP)	15.01%	12.53 %	0.93 %	9.54 %	8.55 %

Share Price	$ 21.43
Divided by: Earnings per Common Share - Diluted (GAAP) (Last 12 Months)	$ 2.18
Price to EPS (GAAP)	9.8x

Share Price	$ 21.76
Divided by: Adjusted Earnings per Common Share - Diluted (GAAP) (Last 12 Months)	$ 2.14
Price to Adjusted EPS (Non-GAAP)	10.2x

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 54

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 55 12/31/22 12/31/21 12/31/20 12/31/19 (Dollars in thousands, except share and per share data) Stockholders' Equity (GAAP) $ 110,155 $ 133,124 $ 134,530 $ 151,097 Goodwill and Intangible Assets, Net (13,245) (15,027) (18,131) (38,952) Tangible Common Equity or Tangible Book Value (Non-GAAP) $ 96,910 $ 118,097 $ 116,399 $ 112,145 Common Shares Outstanding 5,100,189 5,260,672 5,434,374 5,463,828 Book Value per Common Share (GAAP) $ 21.60 $ 25.31 $ 24.76 $ 27.65 Tangible Book Value per Common Share (Non-GAAP) $ 19.00 $ 22.45 $ 21.42 $ 20.52 Total Assets (GAAP) $ 1,408,938 $ 1,425,479 $ 1,416,720 $ 1,321,537 Goodwill and Intangible Assets, Net (13,245) (15,027) (18,131) (38,952) Tangible Assets (Non-GAAP) $ 1,395,693 $ 1,410,452 $ 1,398,589 $ 1,282,585 Stockholders' Equity to Assets (GAAP) 7.8% 9.3% 9.5% 11.4 % Tangible Common Equity / Tangible Assets (Non-GAAP) 6.9% 8.4% 8.3% 8.7 % Share Price ( as of December 31, 2022) $ 21.43 Price to Book Value (GAAP) 0.99x Price to Tangible Book Value (Non-GAAP) 1.13x Non-GAAP Financial Measures: Tangible Common Equity, Tangible Book Value per Share and Tangible Common Equity to Tangible Assets

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 56 Three Months Ended Year Ended 12/31/22 12/31/21 12/31/22 12/31/21 12/31/20 12/31/19 (Dollars in thousands) Net Income (Loss) (GAAP) $ 4,152 $ 6,965 $ 11,247 $ 11,570 $ (10,640) $ 14,327 Amortization of Intangible Assets, Net 446 445 1,782 1,926 2,128 1,532 Goodwill Impairment — — — 1,178 18,693 — Adjusted Net Income (Non-GAAP) (Numerator) $ 4,598 $ 7,410 $ 13,029 $ 14,674 $ 10,181 $ 15,859 Annualization Factor 3.97 3.97 1.00 1.00 1.00 1.00 Average Stockholders' Equity (GAAP) $ 107,965 $ 131,892 $ 117,610 $ 133,605 $ 148,132 $ 144,903 Average Goodwill and Intangible Assets, Net (13,534) (15,311) (14,193) (16,591) (33,207) (39,782) Average Tangible Common Equity (Non-GAAP) (Denominator) $ 94,431 $ 116,581 $ 103,417 $ 117,014 $ 114,925 $ 105,121 Return on Average Equity (GAAP) 15.26% 20.95% 9.56% 8.66% (7.18) % 9.89 % Return on Average Tangible Common Equity (Non-GAAP) 19.32% 25.22% 12.60% 12.54% 8.86% 15.09 % Non-GAAP Financial Measures: Return on Average Tangible Common Equity

Non-GAAP Financial Measures: Net Interest Rate Spread (FTE) and Net Interest Margin (FTE)

(Dollars in thousands)	Three Months Ended 12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	Year Ended 12/31/22	12/31/21	12/31/20	12/31/19
Interest Income per Consolidated Statement of Income (GAAP)	$ 13,855	$ 12,287	$ 10,958	$ 10,616	$ 10,963	$ 47,716	$ 43,557	$ 47,467	$ 51,031
Adjustment to FTE Basis	29	31	34	40	41	134	172	211	251
Interest Income (FTE) (Non-GAAP)	$ 13,884	$ 12,318	$ 10,992	$ 10,656	$ 11,004	$ 47,850	$ 43,729	$ 47,678	$ 51,282
Interest Expense per Consolidated Statement of Income (GAAP)	1,989	1,272	795	723	732	4,781	3,405	5,563	7,857
Net Interest Income (FTE) (Non-GAAP)	$ 11,895	$ 11,046	$ 10,197	$ 9,933	$ 10,272	$ 43,069	$ 40,324	$ 42,115	$ 43,425
Net Interest Income (GAAP)	$ 11,866	$ 11,015	$ 10,163	$ 9,893	$ 10,231	$ 42,935	$ 40,152	$ 41,904	$ 43,174
Net Interest Rate Spread (GAAP)	3.17 %	3.10 %	3.00 %	2.98 %	2.85 %	3.07 %	2.81%	3.13%	3.40%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.02	0.02
Net Interest Rate Spread (FTE) (Non-GAAP)	3.18 %	3.11 %	3.01 %	2.99 %	2.86 %	3.08 %	2.82%	3.15%	3.42%
Divided by: Average Interest Earning Assets	$ 1,362,582	$ 1,327,818	$ 1,307,605	$ 1,300,783	$ 1,376,902	$ 1,324,875	$ 1,373,379	$ 1,268,833	$ 1,192,371
Multiplied by: Annualization Factor	3.9674	3.9674	4.0110	4.0556	3.9674	1.0000	1.0000	1.0000	1.0000
Net Interest Margin (FTE) (Non-GAAP)	3.46 %	3.30 %	3.13 %	3.10 %	2.96 %	3.25 %	2.94%	3.32%	3.64%
Net Interest Margin (GAAP)	3.45 %	3.29 %	3.12 %	3.08 %	2.95 %	3.24 %	2.92%	3.30%	3.62%

CB Financial Services, Inc. (Nasdaq: CBFV)

January 2023

Page 57

Non-GAAP Financial Measures: Adjusted Efficiency Ratio

(Dollars in thousands)	Three Months Ended 12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	Year Ended 12/31/22	12/31/21	12/31/20	12/31/19
Efficiency Ratio (GAAP)									
Noninterest expense (GAAP)	$ 8,998	$ 8,827	$ 8,410	$ 8,656	$ 9,972	$ 34,891	$ 42,862	$ 56,767	$ 34,960
Net Interest and Dividend Income (GAAP)	11,866	11,015	10,163	9,893	10,231	42,935	40,152	41,904	43,174
Noninterest Income (GAAP)	2,360	2,739	2,105	2,613	8,689	9,820	16,280	9,471	8,567
Operating Revenue (GAAP)	$ 14,226	$ 13,754	$ 12,268	$ 12,506	$ 18,920	$ 52,755	$ 56,432	$ 51,375	$ 51,741
Efficiency Ratio (GAAP)	63.25 %	64.18 %	68.55 %	69.21 %	52.71 %	66.14 %	75.95 %	110.50 %	67.57 %
Adjusted Efficiency Ratio (Non-GAAP)									
Noninterest expense (GAAP)	$ 8,998	$ 8,827	$ 8,410	$ 8,656	$ 9,972	$ 34,891	$ 42,862	$ 56,767	$ 34,960
Less:									
Other Real Estate Owned (Income)	(38)	(38)	(37)	(38)	(30)	(151)	(183)	(69)	(103)
Amortization of Intangible Assets, Net	446	445	446	445	445	1,782	1,926	2,128	2,127
Intangible Assets and Goodwill Impairment	—	—	—	—	—	—	1,178	18,693	—
Writedown on Fixed Assets	—	—	—	—	23	—	2,293	1,124	—
Adjusted Noninterest Expense (Non-GAAP)	$ 8,590	$ 8,420	$ 8,001	$ 8,249	$ 9,534	$ 33,260	$ 37,648	$ 34,891	$ 32,936
Net Interest and Dividend Income (GAAP)	$ 11,866	$ 11,015	$ 10,163	$ 9,893	$ 10,231	$ 42,935	$ 40,152	$ 41,904	$ 43,174
Noninterest Income (GAAP)	2,360	2,739	2,105	2,613	8,689	9,820	16,280	9,471	8,567
Less:									
Net Gain (Loss) on Securities	83	(46)	(199)	(7)	44	(168)	526	233	140
Gain on Sale of Branches	—	—	—	—	5,203	—	5,203	—	—
Net Gain (Loss) on Disposal of Fixed Assets	—	439	—	(8)	—	431	(3)	(61)	2
Adjusted Noninterest Income (Non-GAAP)	$ 2,277	$ 2,346	$ 2,304	$ 2,628	$ 3,442	$ 9,557	$ 10,554	$ 9,299	$ 8,425
Adjusted Operating Revenue (Non-GAAP)	$ 14,143	$ 13,361	$ 12,467	$ 12,521	$ 13,673	$ 52,492	$ 50,706	$ 51,203	$ 51,599
Adjusted Efficiency Ratio (Non-GAAP)	60.74 %	63.02 %	64.18 %	65.88 %	69.73 %	63.36 %	74.25 %	68.14 %	63.83 %

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 58

Non-GAAP Financial Measures: Core Earnings (1)

	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Interest Income (GAAP)	$ 13,855	$ 12,287	$ 10,958	$ 10,616	$ 10,963	$ 10,786
Noninterest Income (GAAP)	2,360	2,739	2,105	2,613	8,689	2,198
(Gain) loss on securities	(83)	46	199	7	(44)	(24)
(Gain) on sale of branches	—	—	—	—	(5,203)	—
(Gain) loss on disposal of Fixed Assets	—	(439)	—	8	—	—
PPP Fees	(22)	(117)	(130)	(405)	(321)	(379)
Nonperforming commercial real estate loan [2]	—	—	—	—	(897)	—
Core Income (Non-GAAP)	$ 16,110	$ 14,516	$ 13,132	$ 12,839	$ 13,187	$ 12,581
Interest Expense (GAAP)	$ 1,989	$ 1,272	$ 795	$ 723	$ 732	$ 776
Noninterest Expense (GAAP)	8,998	8,827	8,410	8,656	9,972	9,773
Goodwill Impairment	—	—	—	—	—	—
Branch Optimization[1]:						
Writedown on Fixed Assets	—	—	—	—	(23)	(2)
Impairment of Intangible Assets	—	—	—	—	—	—
Contracted Services	—	—	—	—	(859)	(1,212)
Employee Severance Costs	—	—	—	—	—	—
Branch Lease Impairment	—	—	—	—	—	—
Occupancy Termination Costs	—	—	—		—	—
Legal and Professional Fees	—	—	—	—	(76)	(37)
Data Processing Fees	—	—	—	—	(8)	(14)
Other Expenses	—	—	—	—	—	—
Core Expense (Non-GAAP)	$ 10,987	$ 10,099	$ 9,205	$ 9,379	$ 9,738	$ 9,284
Core Earnings (Non-GAAP)	$ 5,123	$ 4,417	$ 3,927	$ 3,460	$ 3,449	$ 3,297

[1] Core Earnings adjusted for provision, PPP fees, other one-time items, and branch optimization expenses that were previously reported in the Company's quarterly press release filings with the Securities and Exchange Commission ("SEC") from September 30, 2021 through December 31, 2022.

[2] Nonperforming commercial real estate loan was previously reported in the Company's Press Release for the December 31, 2021 time period.

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 59

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 60 Three Months Ended Year Ended 12/31/22 12/31/21 12/31/22 12/31/21 12/31/20 12/31/19 (Dollars in thousands) Net Income (Loss) Before Income Tax Expense (Benefit) (GAAP) $ 5,228 $ 8,873 $ 14,080 $ 14,695 $ (9,392) $ 16,056 Provision (Recovery) for Loan Losses — 75 3,784 (1,125) 4,000 725 Goodwill and Intangible Asset Impairment — — — 1,178 18,693 — Writedown on Fixed Assets — 23 — 2,293 1,124 — PTPP Net Income (Non-GAAP) (Numerator) $ 5,228 $ 8,971 $ 17,864 $ 17,041 $ 14,425 $ 16,781 Annualization Factor 3.9674 3.9674 1.0000 1.0000 1.0000 1.0000 Average Assets (Denominator) $ 1,414,300 $ 1,477,509 $ 1,406,428 $ 1,286,686 $ 1,378,074 $ 1,311,425 PTPP Return on Average Assets (Non-GAAP) 1.47% 2.41% 1.27% 1.32% 1.05% 1.28 % Non-GAAP Financial Measures: Pre-Tax Pre-Provision Return on Average Assets

CB Financial Services, Inc. (Nasdaq: CBFV) January 2023 Page 61 12/31/22 9/30/22 6/30/22 3/31/22 12/31/21 (Dollars in thousands) Allowance for Loan Losses $ 12,819 $ 12,854 $ 12,833 $ 11,595 $ 11,582 Total Loans $ 1,049,873 $ 1,042,942 $ 1,027,969 $ 1,020,642 $ 1,020,796 PPP Loans (126) (768) (3,853) (8,242) (24,523) Total Loans, Excluding PPP Loans (Non-GAAP) $ 1,049,747 $ 1,042,174 $ 1,024,116 $ 1,012,400 $ 996,273 Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP) 1.22% 1.23% 1.25% 1.15% 1.16 % Non-GAAP Financial Measures: Allowance for Loan Losses, Excluding PPP Loans